Exhibit 20.1

ARRAN FUNDING LIMITED - SERIES 05-A

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                    ARRAN2005

Arran Funding Limited - Series:             05-A

ABS - Credit Card - Bank, Closing Date:     December 15, 2005

As at:                                      March 15, 2006

                               RATING (S&P/Moodys/Fitch)          POOLFACTOR          PAY                  COUPON
TRANCHE    CURRENCY       ORIGINAL           CURRENT       ORIGINAL       CURRENT  FREQUENCY      BASIS                CURRENT
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
Class A       USD       AAA /Aaa/AAA       AAA /Aaa/AAA      100%          100%     Monthly       1 Mth LIBOR + 0.02%     4.590%
Class B       USD          A/A1/A             A/A1/A         100%          100%     Monthly       1 Mth LIBOR + 0.18%     4.750%
Class C       USD        BBB/Baa2/NR       BBB/Baa2/NR       100%          100%     Monthly       1 Mth LIBOR + 0.32%     4.890%

           Scheduled start of Controlled Accumulation Period      1 June, 2007
           Expected maturity:                                     15 December, 2008
           Legal final maturity:                                  15 December, 2010
           Structure:                                             Sr/sub Seq Pay
           Tax Election:                                          Debt
           Amort. Type:                                           Soft Bullet
           Transferors:                                           The Royal Bank of Scotland plc / National Westminster Bank plc
           Originators:                                           The Royal Bank of Scotland plc / National Westminster Bank plc
           Servicer:                                              RBS Cards, a division of The Royal Bank of Scotland plc
           Trustee:                                               Bank of New York (The)
           Underwriter:                                           The Royal Bank of Scotland plc

Pool Performance
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Month end        Gross         Expense       Gross Charge        Net Charge      Excess       Excess         Transferor Interest
               Yield (%)       Rate (%)       Off Rate (%)      Off Rate (%)   Spread (%)   Spread (%)            %        Min %
                                                                                           Roll 1/4 Ave
28 Feb 2006     18.24%          5.09%             5.88%             5.76%         7.40%         N/A            44.54%        6%
31 Jan 2006     19.99%          5.44%             6.22%             6.17%         8.38%         N/A            45.20%        6%
31 Dec 2005     19.85%           N/A              6.16%             6.12%          N/A          N/A            46.35%        6%

       Notes: The main difference between the performance of the securitised pool and that of the bank portfolio is as a result of the volume of receivables on teaser rates in the bank portfolio which have not been transferred to the securitised pool. These have the impact of inflating both yield and the charge-off rate of the securitised portfolio relative to the bank portfolio.

               The bonds were issued on 15 December 2005; expense rate and excess spread for December have therefore been omitted as not meaningful.
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
Delinquencies (loans which are 30 days or more past due)
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                                                        (% Pool)
                       -----------------------------------------------------------------------------
Month end              30-59 days         60-89 days               90-179 days        180+ days                 Total
---------              ----------         ----------               -----------        ---------                 -----
28 Feb 2006              1.32%                0.97%                   2.32%              3.24%                  7.85%
31 Jan 2006              1.27%                0.93%                   2.27%              3.11%                  7.58%
31 Dec 2005              1.17%                0.92%                   2.18%              2.99%                  7.26%

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

Payment Rate
--------------------------------------------------------------------------------
                   Payments                                    Pool balance
              ------------------------------                   ------------
Month End     Total ((pound)000)    Rate (%)                    (pound)000

28 Feb 2006       1,071,000         20.30%                       5,212,805
31 Jan 2006       1,239,175         23.00%                       5,275,021
31 Dec 2005       1,200,030         22.33%                       5,388,175

--------------------------------------------------------------------------------

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Average Actual Balance:                     (pound)      1,115

Number of Accounts:                                  4,677,142
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IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's
Report as of the 15th day of March, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Colin Baillie
Title: Director, Finance, Cards Business